Exhibit 99.1

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
2017 BOARD COMMITTEE ASSIGNMENTS
AND CHAIR/VICE-CHAIR DESIGNATIONS

Executive/Governance Committee

James D. MacPhee, Chair
Dan L. Moore, Vice Chair
Jonathan P. Bradford
Michael J. Hannigan, Jr.
Christine Coady Narayanan
Jeffrey A. Poxon
John L. Skibski
Larry A. Swank, Alternate

Affordable Housing Committee

Jonathan P. Bradford, Chair
Larry A. Swank, Vice Chair
Michael J. Hannigan, Jr.
Carl E. Liedholm
James L. Logue, III
Dan L. Moore
Jeffrey A. Poxon
James D. MacPhee, Ex-Officio Voting Member

Audit Committee

Robert D. Long, Chair
Matthew P. Forrester, Vice Chair
Karen F. Gregerson
Michael J. Manica
Christine Coady Narayanan
Ryan M. Warner
James D. MacPhee, Ex-Officio Voting Member

Information Technology Committee

Karen F. Gregerson, Chair
James L. Logue, III, Vice Chair
Jonathan P. Bradford
Charlotte C. Decker
Matthew P. Forrester
Michael J. Hannigan, Jr.
Robert D. Long
Michael J. Manica
James D. MacPhee, Ex-Officio Voting Member

Finance/Budget Committee

Carl E. Liedholm, Chair
Michael J. Manica, Vice Chair
Charlotte C. Decker
Matthew P. Forrester
Dan L. Moore
Larry A. Swank
Ryan M. Warner
James D. MacPhee, Ex-Officio Voting Member

Human Resources Committee

Christine Coady Narayanan, Chair
Thomas R. Sullivan, Vice Chair
Karen F. Gregerson
Robert D. Long
James L. Logue, III
Ryan M. Warner
James D. MacPhee, Ex-Officio Voting Member

Risk Oversight Committee

John L. Skibski, Chair
Jeffrey A. Poxon, Vice Chair
Charlotte C. Decker
Carl E. Liedholm
Thomas R. Sullivan
James D. MacPhee, Ex-Officio Voting Member

Council of FHLBanks

James D. MacPhee
Dan L. Moore